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                                                                     EXHIBIT 5.1



June 8, 1998


Board of Directors
AmerUs Life Holdings, Inc.
699 Walnut Street
Des Moines, Iowa 50309-3948

RE:      Registration Statement on Form S-3 (No. 333-50249)


Ladies and Gentlemen:

         I am Senior Vice President and General Counsel of AmerUs Life Holdings, Inc. At your request, I have examined or caused to be examined the Registration Statement on Form S-3 (the "Registration Statement") filed by AmerUs Life Holdings, Inc. (the "Corporation") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") relating to (i) debt securities which may be unsecured senior debt securities (the "Senior Indebtedness"), or unsecured subordinated debt securities (the "Junior Subordinated Debt") (ii) shares of preferred stock, no par value (the "Preferred Stock"), (iii) shares of common stock, no par value (the "Common Stock") (iv) units, (v) purchase contracts relating to the purchase and sale of Common Stock ("Purchase Contracts") and (vi) warrants to purchase Senior Indebtedness, Junior Subordinated Debt, Preferred Stock or Common Stock or any combination thereof, as shall be designated by the Corporation at the time of the offering (the "Warrants"), in amounts, at prices and on terms to be determined at the time of the offering. The Registration Statement also relates to the guarantees by the Corporation of capital securities of AmerUs Capital II and AmerUs Capital III (each a "Guarantee") pursuant to guarantee agreements to be entered into by the Corporation (the "Guarantee Agreements"). Unless otherwise specified in the applicable prospectus supplement, the Senior Indebtedness will be issued under the Senior Indenture (the "Senior Indenture") between the Corporation and First Union National Bank as Trustee in the form to be filed as an exhibit to the Registration Statement and the Junior Subordinated Debt will be issued under the Subordinated Indenture (the "Subordinated Indenture") between the Corporation and First Union National Bank as Trustee in the form to be filed as an exhibit to the Registration Statement.

         In rendering this opinion, I, or attorneys under my supervision, have examined and relied upon a copy of the Registration Statement. I have also examined or caused to be examined originals, or copies of originals certified to my satisfaction, of such agreements, documents,


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certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for examination.

         Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, I am of the opinion that:

                  1. With respect to any series of Senior Indebtedness, when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Senior Indenture, (including any necessary supplemental indenture), shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee; (ii) a prospectus supplement with respect to such series of Senior Indebtedness shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Corporation's Board of Directors or a duly authorized committee thereof (the "Corporation's Board") shall have duly adopted final resolutions authorizing the issuance and sale of such series of Senior Indebtedness; (iv) such series of Senior Indebtedness shall have been duly executed and authenticated as provided in the Senior Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor; and (v) any consents required pursuant to the Company's credit facilities ("Bank Consents") shall have been obtained, each such series of Senior Indebtedness will be legally issued and binding obligations of the Corporation (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

                  2. With respect to any series of Subordinated Indebtedness when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Subordinated Indenture, (including any necessary supplemental indenture), shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee; (ii) a prospectus supplement with respect to such series of Junior Subordinated Debt shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Corporation's Board shall have duly adopted final resolutions authorizing the issuance and sale of such series of Junior Subordinated Debt; (iv) such series of Junior Subordinated Debt shall have been duly executed and authenticated as provided in the Subordinated Indenture and shall have been delivered to purchasers thereof against payment of the agreed consideration therefor; and (v) any required Bank Consents shall have been obtained, each series of Junior Subordinated Debt will be legally issued and binding obligations of the Corporation (except as may be limited by applicable bankruptcy, insolvency, reorganization,


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         moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

                  3. With respect to any series of Preferred Stock, when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Corporation's Board shall have duly adopted resolutions specifying the terms and conditions of such series of Preferred Stock and authorizing its issuance; (iv) the Corporation shall have filed with the Iowa Secretary of State articles of amendment with respect to such series of Preferred Stock; (v) the Iowa Insurance Commissioner shall have authorized and approved the public offering and sale of such series of Preferred Stock pursuant to
         Section 191 IAC 46.10; and (vi) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor, such series of Preferred Stock will be legally issued, fully paid and nonassessable.

                  4. With respect to Common Stock, when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Corporation's Board shall have duly adopted final resolutions authorizing the issuance and sale of the Common Stock; (iv) the Iowa Insurance Commissioner shall have authorized and approved the public offering and sale of the Common Stock pursuant to Section 191 IAC 46.10; and (v) certificates representing the Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor, the Common Stock will be legally issued, fully paid and nonassessable.

                  5. With respect to Purchase Contracts when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the Purchase Contracts shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Corporation's Board shall have adopted final resolutions authorizing the issuance and sale of the Common Stock which is the subject of the Purchase Contracts and the terms of the Purchase Contracts; (iv) if such purchase contract includes the right to purchase Preferred Stock or Common Stock, the Iowa Insurance Commissioner shall have authorized and approved the public offering and sale of the Purchase Contracts pursuant to Section 191 IAC 46.10; and
         (v)


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         the Purchase Contracts have been duly executed and delivered and sold in the form and manner contemplated in the Registration Statement and any prospectus supplement thereto, the Purchase Contracts (whether issued separately or as part of a unit consisting of a capital security of AmerUs Capital II or of AmerUs Capital III and a Purchase Contract) will be legally binding obligations of the Corporation (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

                  6. With respect to Warrants, when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments) shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the Warrants shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Warrant Agreement relating to the Warrants (the "Warrant Agreement") has been duly executed and delivered; (iv) the Corporation's Board shall have adopted final resolutions authorizing the issuance and sale of the Warrants; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Corporation; (vi) if such Warrants are to purchase Preferred Stock or Common Stock, the Iowa Insurance Commissioner shall have authorized and approved the public offering and sale of the Warrants pursuant to Section 191 IAC 46.10; (vii) if such Warrants are to purchase Senior Indebtedness or Junior Subordinated Debt, such series of Senior Indebtedness or Junior Subordinated Debt, as the case may be, shall have been duly executed and authenticated as provided in the Senior Indenture or the Supplemental Indenture, respectively, shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor and any required Bank Consents shall have been obtained, and (viii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will be legally issued and binding obligations of the Corporation (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

                  7. With respect to the Guarantee, when (i) the Registration Statement, as finally amended (included any necessary post-effect amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Guarantee shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the terms of such Guarantee have been duly established by the Corporation's Board; (iv) such Guarantee has been duly executed and


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         delivered by the Corporation and such guarantee trustee; and (v) any required Bank Consents shall have been obtained; and (v) any required Bank Consents shall have been obtained, such Guarantee will constitute the legal and binding obligation of the Corporation (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

         I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the securities to be registered pursuant to the Registration Statement. Without limiting the generality of the foregoing, I express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

         This opinion is limited to the laws of the State of Iowa and of the United States of America to the extent applicable. If any of the securities included in the Registration Statement are governed by the laws of a state other than Iowa, I have assumed for purposes of this opinion that the laws of such other state are the same as those of the State of Iowa.

         I hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to all references to me in the Registration Statement or the Prospectus included therein.

                                                       Very truly yours,

                                                       /s/ Joseph K. Haggerty



                                                       Joseph K. Haggerty
                                                       Senior Vice President and
                                                       General Counsel